Exhibit 99.1

Aerie Pharmaceuticals to Present at the UBS Global Healthcare Conference

UBS 2014 Global Healthcare Conference

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif.—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (Nasdaq: AERI) today announced that Richard Rubino, chief financial officer, will present at the UBS Global Healthcare Conference on Tuesday, May 20, 2014 at 3:30 pm Eastern Time in New York, NY. Mr. Rubino will provide an Aerie overview and business update.

The presentation will be webcast live and may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com/. A replay of the webcast will be available for 10 business days.

About Aerie Pharmaceuticals

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company is preparing for two Phase 3 registration trials where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for Rhopressa™ (dosed once daily and twice daily) compared to timolol (dosed twice daily), along with a third safety-only trial in Canada. The Company is also currently executing a Phase 2b clinical trial where the primary efficacy endpoint is to demonstrate superiority of Roclatan™ to each of its components.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com